UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2011

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-32922	05-0569368
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Lincoln Centre

5400 LBJ Freeway, Suite 450

Dallas, TX 75240

(Address of Principal Executive Offices) (Zip Code)

(214) 451-6750

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.           Departure of Directors or Principal Officers; Election of Directors Appointment of Principal Officers.

On August 19, 2011, Aventine Renewable Energy Holdings, Inc. (the “Company”) announced the retirement of Thomas Manuel (“Mr. Manuel”), Chief Executive Officer of the Company, effective immediately.  Mr. Manuel and the Company entered into a mutual release agreement, dated August 19, 2011, (the “Release Agreement”), whereby the parties acknowledged that Mr. Manuel will no longer serve as Chief Executive Officer of the Company, effective immediately.  Mr. Manuel  has also retired from his position as a director of the Company, effective the same date.  Pursuant to the terms of the Release Agreement, Mr. Manuel will receive, among other things, (i) a severance payment of $1,000,000 payable within 60 days following his departure; (ii) the vesting of his outstanding equity awards, effective as August 19, 2011 and (iii) his outstanding restricted stock units, which will be settled on October 18, 2011.  Mr. Manuel’s options and hybrid equity units will remain exercisable until August 19, 2012.

The foregoing is a summary of the terms of the Release Agreement and is qualified in its entirety by the full Release Agreement which is filed herewith as Exhibit 10.1.

The board of directors (the “Board”) of the Company has appointed John Castle (“Mr. Castle”), the Chief Financial Officer and Chief Operating Officer of the Company, to serve as Interim Chief Executive Officer, effective August 19, 2011.  Mr. Castle has assumed all of the duties of the Chief Executive Officer and will serve as the Company’s Interim Chief Executive Officer until a permanent successor has been determined.  In addition, the Board has appointed Calvin Stewart (“Mr. Stewart”), the Chief Accounting and Compliance Officer of the Company, to serve as Interim Chief Financial Officer, effective August 19, 2011.  Mr. Castle will continue to serve as Chief Operating Officer and Mr. Stewart will continue to serve as Chief Accounting Officer of the Company.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Mutual Release between the Company and Thomas Manuel, dated as of August 19, 2011.

99.1	Press Release of Aventine Renewable Energy Holdings, Inc., dated August 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

	By:	/s/ Calvin Stewart
		Name:	Calvin Stewart
		Title:	Interim Chief Financial Officer

Date: August 19, 2011